UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Xcel Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-0448030
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.60% Junior Subordinated Notes, due 2068	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-134660

Item 1.  Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Junior Subordinated Debt Securities” included in the Post-Effective Amendment to the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2008 under the Securities Act of 1933 (Registration No. 333-132936) and the information under the heading “Supplemental Description of Junior Subordinated Debt Securities” of the Registrant’s Prospectus Supplement dated January 11, 2008 as filed with the Commission on January 14, 2008 pursuant to Rule 424(b)(2) under the Securities Act of 1933, which information is hereby incorporated herein by reference.

Item 2. Exhibits

4.1

Junior Subordinated Indenture, dated as of January 1, 2008, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.01 to Form 8-K filed with the Securities and Exchange Commission on January 16, 2008).

4.2

Supplemental Indenture No. 1, dated January 16, 2008, by and between the Company and Wells Fargo Bank, National Association, as trustee, including the Form of Global Security of the 7.60% Junior Subordinated Note, due 2068, attached thereto as Exhibit A (incorporated herein by reference to Exhibit 4.02 to Form 8-K filed with the Securities and Exchange Commission on January 16, 2008).

(Signature Page Follows)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XCEL ENERGY INC.

By:	/S/ Cathy J. Hart

Name: Cathy J. Hart

Title: Vice President and Corporate Secretary

Date:  January 29, 2008

EXHIBIT INDEX

4.1

Junior Subordinated Indenture, dated as of January 1, 2008, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.01 to Form 8-K filed with the Securities and Exchange Commission on January 16, 2008).

4.2

Supplemental Indenture No. 1, dated January 16, 2008, by and between the Company and Wells Fargo Bank, National Association, as trustee, including the Form of Global Security of the 7.60% Junior Subordinated Note, due 2068, attached thereto as Exhibit A (incorporated herein by reference to Exhibit 4.02 to Form 8-K filed with the Securities and Exchange Commission on January 16, 2008).